Exhibit 99.1

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Statements of Revenues and Direct Operating Expenses

For the years ended December 31, 2024 and 2025

(With Independent Auditors’ Report Thereon)

INDEX TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Page
Independent Auditors’ Report	1
Statements of Revenues and Direct Operating Expenses	3
Notes to Statements of Revenues and Direct Operating Expenses	4

i

INDEPENDENT AUDITORS’ REPORT

To Management

Antero Resources Corporation:

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of the Utica Shale Properties of Antero Resources Corporation (collectively, the Company), which comprise the statements of revenues and direct operating expenses as of December 31, 2024 and 2025, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2025, and the revenues and direct operating expenses for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, which describes that the accompanying statement of revenues and direct operating expenses were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s revenues and expenses. As a result, the financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Denver, Colorado

February 23, 2026

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Statements of Revenues and Direct Operating Expenses

(In thousands)

	Year Ended December 31,
	2024	2025
Revenues:
Natural gas sales	$126,080	134,192
Natural gas liquids sales	97,676	58,839
Oil sales	22,824	6,334

Total revenue	246,580	199,365

Direct operating expenses:
Lease operating	14,999	12,987
Gathering, compression, processing and transportation	137,054	104,180
Production and ad valorem taxes	5,302	3,569

Total direct operating expenses	157,355	120,736

Excess of revenues over direct operating expenses	$89,225	78,629

See accompanying notes to statements of revenues and direct operating expenses.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses

(1) Operations and Basis of Presentation

(a) Description of Operations

On December 5, 2025, Antero Resources Corporation and certain of its wholly-owned subsidiaries (collectively the “Company”), entered into a purchase and sale agreement with Infinity Natural Resources, LLC and Northern Oil and Gas, Inc. (collectively, the “Buyer Parties”) to sell its working interest in its Utica Shale oil and gas assets that include the approximately 80,000 gross (70,000 net) acres of mineral leases and producing oil and gas wells (the “Utica Shale Properties”), for aggregate cash consideration of $800 million, subject to the terms and conditions thereof (the “Utica Shale Divestiture”). On December 8, 2025, the Buyer Parties deposited $80 million into escrow that was credited towards the cash consideration payable at closing of the Utica Shale Divestiture. The Utica Shale Divestiture has an effective date of July 1, 2025, and closed on February 23, 2026.

(b) Basis of Presentation of Financial Statements

The Utica Shale Properties do not constitute a separate entity, subsidiary, operating segment or division of the Company, and full financial statements for the Utica Shale Properties have never been prepared or audited on a stand-alone basis nor has the Company maintained the distinct and separate accounts necessary to prepare stand-alone financial statements. In addition, total assets and total revenues of the Utica Shale Properties are less than 20% of the Company’s total assets and total revenues as of and for the year ended December 31, 2025.

Certain indirect expenses, as further described below, were not allocated to the Utica Shale Properties and have been excluded from the accompanying statements or revenues and direct operating expenses. Any attempt to allocate these expenses would require significant judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis. Therefore, historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America (“GAAP”) are not presented as such information is not readily available or practicable to prepare for the Utica Shale Properties. Accordingly, historical statements of revenues and direct operating expenses are presented in accordance with Rule 3-05(f) of the Securities and Exchange Commission’s Regulation S-X in lieu of the full financial statements otherwise required under Rule 3-05.

The accompanying statements of revenues and direct operating expenses relate only to the operations of the Utica Shale Properties to be divested by the Company and subsequently acquired by the Buyer Parties, and these statements have been derived from the historical accounting records of the Company.

(c) Excluded Expenses

The accompanying statements of revenues and direct operating expenses vary from an income statement in accordance with GAAP as they do not show certain overhead expenses, such as general and administrative expenses, including equity-based compensation, exploration expense, interest and income taxes. These costs were not separately allocated to the Utica Shale Properties in the Company’s historical accounting records and any allocation would not be a reliable estimate of what these costs would actually have been had the Utica Shale Properties been operated historically as a stand-alone entity. In addition, these allocations if made using historical overhead structures, debt and income tax burdens, would not produce allocations that would be indicative of the historical performance of the Utica Shale Properties had they been assets of the Buyer Parties, due to the varying size, corporate structure and operations between the Buyer Parties and the Company. These statements also do not include provisions for depreciation, depletion and amortization expense, impairment of property and equipment and accretion of asset retirement obligations as such amounts would not be indicative of future costs and those costs which would be incurred by the Buyer Parties upon allocation of the purchase price. Accordingly, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Utica Shale Properties going forward due to the omission of various operating and overhead expenses and due to the forthcoming changes in the business.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses (continued)

(2) Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of statements of revenues and direct operating expenses in conformity with GAAP requires management to make estimates and assumptions that affect revenues, direct expenses and the related disclosures. Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.

The Utica Shale Properties’ statements of revenues and direct operating expenses and notes thereto are based on a number of significant estimates, including estimates of natural gas, natural gas liquids (“NGLs”) and oil reserve quantities, which are the basis for the calculation of depletion and impairment of oil and gas properties. Reserve estimates, by their nature, are inherently imprecise. Other items in the Company’s statements of revenues and direct operating expenses that involve the use of significant estimates include accrued revenue, asset retirement obligations and commitments.

(b) Natural Gas, NGLs and Oil Revenues

The Utica Shale Properties’ revenues are primarily derived from the sale of natural gas and oil production, as well as the sale of NGLs that are extracted from the Utica Shale Properties’ natural gas. Revenue is recognized for the sale of natural gas, NGLs and oil when a performance obligation is satisfied by transferring control of a product to a customer. Payment is generally received in the month following the sale.

Under the Utica Shale Properties’ natural gas sales contracts, natural gas is delivered to the purchaser at an agreed upon delivery point. Natural gas is transported from the wellheads to delivery points specified under sales contracts. To deliver natural gas to these points, Antero Midstream Corporation (“Antero Midstream”) or other third parties gather, compress, process and transport the Utica Shale Properties’ natural gas. The Utica Shale Properties maintains control of the natural gas during gathering, compression, processing and transportation. The Utica Shale Properties’ sales contracts provide that it receives a specific index price adjusted for pricing differentials. The Utica Shale Properties transfers control of the product at the delivery point and recognizes revenue based on the contract price. The costs incurred to gather, compress, process and transport natural gas are recorded as gathering, compression, processing and transportation expense on the Utica Shale Properties’ statements of revenues and direct operating expenses.

NGLs, which are extracted from natural gas through processing, are either sold directly or by the processor under processing contracts. For NGLs sold directly, the sales contracts primarily provide that the Utica Shale Properties delivers the product to the purchaser at an agreed upon delivery point and that it receives a specific index price adjusted for pricing differentials. Control of the product is transferred to the purchaser at the delivery point and revenue is recognized based on the contract price. The costs incurred to process and transport NGLs are recorded as gathering, compression, processing and transportation expense. For NGLs sold by the processor, the Utica Shale Properties’ processing contracts provide that control is transferred to the processor at the tailgate of the processing plant and revenue is recognized based on the price received from the processor.

Under the Utica Shale Properties’ oil sales contracts, oil is generally sold to purchasers and a contractually agreed upon index price is collected, net of pricing differentials. Revenue is recognized based on the contract price when control of the product is transferred to a purchaser. When applicable, the costs incurred to transport oil to a purchaser are recorded as gathering, compression, processing and transportation expense on the Utica Shale Properties’ statements of revenues and direct operating expenses.

(c) Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Utica Shale Properties. Direct operating expenses include lease operating expenses, gathering, compression, processing and transportation expenses and production and ad valorem taxes. Lease operating expenses include produced water hauling, water handling, water disposal and labor-related costs to monitor producing wells, maintenance, repairs and workover expenses. Gathering, compression, processing and transportation expenses include fees paid to Antero Midstream and other third parties who operate low and high pressure gathering and compression systems that transport the Utica Shale Properties gas, as well as costs to process and extract NGLs from the Utica Shale Properties liquids-rich gas and to transport the Utica Shale Properties natural gas, NGLs and oil to market. Production and ad valorem taxes consist of severance and ad valorem taxes. Severance taxes are paid on produced natural gas and oil based on a fixed per-unit rates established by Ohio state authorities. Ad valorem taxes are paid based on the value of the production during each respective a calendar year.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses (continued)

The employees supporting the Utica Shale Properties’ operations are concurrently employed by Antero Midstream and the Company. Gathering, compression, processing and transportation expenses included fees paid to Antero Midstream of $38 million and $28 million for the years ended December 31, 2024 and 2025, respectively.

(d) Concentration of Credit Risk

The Utica Shale Properties’ revenues are derived principally from uncollateralized sales to purchasers in the oil and gas industry or the utilities industry. The concentration of credit risk in two related industries affects the Utica Shale Properties’ overall exposure to credit risk because purchasers may be similarly affected by changes in economic and other conditions. The Utica Shale Properties has not experienced significant credit losses on its receivables.

The Utica Shale Properties’ sales to major customers (purchases in excess of 10% of total sales) for the years ended December 31, 2024 and 2025 were as follows:

	Year Ended December 31,
	2024	2025
Customer A	*	15%
Customer B	18%	11%
Customer C	17%	*

*	Customer was not a major customer during the year.

(3) Revenue

(a) Disaggregation of Revenue

The table set forth below presents revenue disaggregated by type (in thousands):

	Year Ended December 31,
	2024	2025
Revenues:
Natural gas sales	$126,080	134,192
Natural gas liquids sales	97,676	58,839
Oil sales	22,824	6,334

Total revenue	$246,580	199,365

(b) Transaction Price Allocated to Remaining Performance Obligations

For the Utica Shale Properties’ product sales that have a contract term greater than one year, the Company utilized the practical expedient in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), which does not require the disclosure of the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under the Utica Shale Properties’ product sales contracts, each unit of product delivered to the customer represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required. For the Utica Shale Properties’ product sales that have a contract term of one year or less, the Company utilized the practical expedient in ASC 606, which does not require the disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

(c) Contract Balances

Under the Utica Shale Properties’ sales contracts, the Company invoices customers after its performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Utica Shale Properties’ contracts do not give rise to contract assets or liabilities.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses (continued)

(4) Commitments

The Utica Shale Properties are subject to certain firm transportation agreements with Rockies Express Pipeline LLC in order to facilitate the delivery of its production to market. These contracts commit the Utica Shale Properties to transport minimum daily natural gas volumes of 300,000 MMBtu per day through January 2030 that decreases to 100,000 MMBtu per day through January 2035 at negotiated rates, or pay for any deficiencies at specified reservation fee rates. The amounts in the table below are based on the Utica Shale Properties’ minimum daily volumes at the reservation fee rate as of December 31, 2025. The values in the table represent the gross amounts that the Utica Shale Properties is committed to pay; however, the Utica Shale Properties will record in the statements of revenues and direct operating expenses its proportionate share of costs based on its working interest.

The following table sets forth a schedule of future minimum payments for the Utica Shale Properties’ contractual obligations that have term in excess of one year as of December 31, 2025 (in thousands):

2026	$38,332
2027	38,332
2028	38,437
2029	38,332
2030	14,952
Thereafter	51,828

Total	$220,213

(5) Contingencies

The Utica Shale Properties is party to various legal proceedings and claims in the ordinary course of its business, including, but not limited to, royalty claims. The outcome of such matters is not expected to have a material adverse effect on the Utica Shale Properties operations or financial results.

(6) Subsequent Events

The Company evaluated subsequent events through February 23, 2026, the date the statements of revenues and direct operating expenses were issued, for recognition and/or disclosure in the statements of revenues and direct operating expenses or notes thereto and no such events were identified other than the closing of the Utica Shale Divestiture on February 23, 2026. See Note—1 Operations and Basis of Presentation for additional information.

(7) Supplemental Information on Oil and Gas Producing Activities (Unaudited)

The following tables set forth supplemental information regarding the Utica Shale Properties’ oil and gas producing activities (in thousands). The amounts shown include the Utica Shale Properties’ net working interests in all of its oil and gas properties.

(a) Oil and Gas Reserves

Net proved oil and gas reserves, which included the net proved oil and gas reserves of the Utica Shale Properties, for the years ended December 31, 2024 and 2025 were prepared by the Company’s reserve engineers. There are many uncertainties inherent in estimating proved reserve quantities, and projecting future production rates and timing of future development costs. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available. All reserves are located in the United States.

Proved reserves are the estimated quantities of oil, condensate, NGLs and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions at the end of the respective years. Proved developed reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved reserves are estimated by using average prices received for the previous 12 months.

Proved undeveloped reserves include drilling locations that are more than one offset location away from productive wells and are reasonably certain of containing proved reserves and which are scheduled to be drilled within five years under the Utica Shale Properties’ development plans. The Utica Shale Properties’ development plans for drilling scheduled over the next five years are subject to many uncertainties and variables, including availability of capital, future commodity prices, net cash provided by operating activities, future drilling and completion costs and other economic factors.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses (continued)

The tables below set forth the changes in quantities of proved reserves and net quantities of proved developed and proved undeveloped reserves for the periods indicated. This information includes the Utica Shale Properties’ royalty and net working interest share of the reserves in oil and gas properties.

	Natural Gas (MMcf)	NGLs (MBbl)	Oil and Condensate (MBbl)	Equivalents (MMcfe)
Proved reserves:
December 31, 2023	615,145	24,637	3,603	784,585
Revisions	(110,503)	(4,387)	(1,561)	(146,192)
Production	(54,489)	(2,273)	(351)	(70,230)
Divestitures of reserves	(5,199)	(337)	(60)	(7,583)

December 31, 2024	444,954	17,640	1,631	560,580
Revisions	75,686	2,346	236	91,175
Acquisition of reserves	12,173	359	49	14,620
Production	(38,724)	(1,499)	(119)	(48,426)

December 31, 2025	494,089	18,846	1,797	617,949

	Natural Gas (MMcf)	NGLs (MBbl)	Oil and Condensate (MBbl)	Equivalents (MMcfe)
Proved developed reserves:
December 31, 2024	415,528	15,709	1,292	517,534
December 31, 2025	449,258	15,939	1,288	552,620
Proved undeveloped reserves:
December 31, 2024	29,426	1,931	339	43,046
December 31, 2025	44,831	2,907	509	65,329

Proved Reserve Changes

Significant changes in proved reserves for the year ended December 31, 2024 primarily relate to downward revisions of 146 Bcfe due to decreases in prices for natural gas and oil, partially offset by increases in prices for NGLs. Significant changes in proved reserves for the year ended December 31, 2025 include upward revisions of 91 Bcfe primarily due to increases in prices for natural gas, partially offset by decreases in prices for NGLs and oil, and acquisition of reserves of 15 Bcfe related to the Company’s acquisition of additional working and royalty interests in certain operated producing wells.

(b) Standardized Measure of Discounted Future Net Cash Flow

The standardized measure relating to proved oil and reserves was prepared in accordance with the provisions of FASB ASC Topic 932, Extractive Industries—Oil and Gas (“ASC 932”). Future cash inflows were computed by applying historical 12-month unweighted arithmetic average first-day-of-the-month average prices. Future prices actually received may materially differ from current prices or the prices used in the standardized measure.

Future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expense has not been considered as the Utica Shale Properties are not a tax paying entity. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation does not necessarily result in an estimate of the fair value of the Utica Shale Properties.

ANTERO RESOURCES CORPORATION

UTICA SHALE PROPERTIES

Notes to Statements of Revenues and Direct Operating Expenses (continued)

The following table sets forth the Standardized Measure of the discounted future net cash flows attributable to the Utica Shale Properties’ proved reserves (in thousands):

	Year Ended December 31,
	2024	2025
Future cash inflows	$1,763,834	2,570,816
Future production costs	(1,433,578)	(1,623,226)
Future development costs	(57,916)	(68,543)

Future net cash flows	272,340	879,047
10% annual discount for estimated timing of cash flows	(115,776)	(416,464)

Standardized measure of discounted future net cash flows	$156,564	462,583

The following 12-month weighted average prices were used to estimate the Utica Shale Properties total equivalent reserves (per Mcfe):

	Year Ended December 31,
	2024	2025
12-month weighted average price	$3.15	4.16

(c) Changes in Standardized Measure of Discounted Future Net Cash Flow

The changes in the Standardized Measure relating to the Utica Shale Properties’ proved oil and natural gas reserves, which were prepared in accordance with the provisions of ASC 932, are as follows (in thousands):

	Year Ended December 31,
	2024	2025
Sales of oil and gas, net of productions costs	$ (89,225)	(78,629)
Net changes in prices and production costs	(121,878)	329,646
Net changes in future development costs	(1,762)	(3,524)
Acquisitions	—	12,177
Divestitures	(1,463)	—
Revisions of previous quantity estimates	(82,844)	70,411
Accretion of discount	41,659	15,656
Changes in timing and other	(4,511)	(39,718)

Net decrease	(260,024)	306,019
Beginning of year	416,588	156,564

End of year	$156,564	462,583